UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2020

Samson Oil & Gas Limited (ADMINISTRATORS APPOINTED)

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 23 8 Exhibition Street Melbourne, Victoria, 3000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011 61 3  9288 8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 4.01Changes in Registrant’s Certifying Accountant.

On September 2, 2020 Adam Paul Nikitins and Samuel John Freeman (“the Administrators”) of EY, Level 23 Exhibition Street, Melbourne VIC 3000, Australia, were appointed joint and several voluntary administrators of Samson Oil & Gas Limited (“Samson” or the “Company”) by the Company’s directors. The Company’s directors resolved to appoint administrators based on their determination that the Company is likely to become “insolvent” at some future time pursuant to section 436A(1) of the Australian Corporations Act 2001 (Cth) (“Corporations Act”).

Pursuant to section 435A of the Corporations Act, the object of voluntary administration is to provide for the business, property and affairs of an insolvent company to be administered in a way that (a) maximises the chances of the company, or as much as possible of its business, continuing in existence; or (b) if it is not possible for the company or its business to continue in existence – results in a better return for the company’s creditors and members than would result from an immediate winding up of the company.

In light of the above, given the possibility that the Company will not continue in existence following the voluntary administration process and in an effort to preserve value for creditors, the Administrators dismissed the Company’s independent accountants, Moss Adams LLP (“Moss Adams”), effective September 14, 2020.  The reports of Moss Adams on the financial statements of the Company for fiscal years ending June 30, 2019 and June 30, 2018,  did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Moss Adams on the Company’s financial statements for the fiscal year ended June  30, 2019 and June 30, 2018, contained an explanatory paragraph indicating that there was substantial doubt about the ability of the Company to continue as a going concern.

During the two most recent fiscal years ended June 30, 2019 and June 30, 2018, and through the subsequent interim period preceding Moss Adams’ resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K, except that for the fiscal year ended June 30, 2019, a material weakness existed in the Company’s internal control over financial reporting, as described in Item 9A to the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2019, and in Item 4 of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2020, and for the fiscal year ended June 30, 2018, a material weakness existed in the Company’s internal control over financial reporting, as described in Item 9A to the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2018.

During the Company’s two most recent fiscal years and the subsequent interim period preceding Moss Adams’ dismissal,  the Company was not in any disagreement with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moss Adams, would have caused it to make reference to the subject matter of the disagreement in connection with its report. The Administrators have not appointed a successor accountant.

The Company has provided Moss Adams a copy of the disclosures in this Form 8-K and has requested that Moss Adams furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not they agree with the Company’s statements herein. A copy of Moss Adams’ letter dated September 30, 2020, is filed as Exhibit 16.1 to this Form 8-K.

Pursuant to section 198G(1) of the Corporations Act, whilst a company is under administration, an officer of the company must not perform or exercise a function or power of that office, except with written approval of the administrator. In accordance with section 198G(3)(b) of the Corporations Act, the Administrators have provided written approval to Mr. Tristan Farel to file this Form 8-K with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter by Moss Adams LLP, dated September 30, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2020

Samson Oil & Gas Limited (Administrators Appointed)

	By:	/s/ Tristan Farel
Tristan Farel
Chief Financial Officer (Principal Financial Officer)